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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT
                              AT DECEMBER 31, 1996

      NAME                                                                               STATE OR JURISDICTION
                                                                                         OF INCORPORATION
-First American National Bank                                                                U.S.A.

      -Ameristar Capital Markets, Inc.                                                       Tennessee (1)
      -Guaranty Title Company                                                                Tennessee
      -First Amtenn Life Insurance Co.                                                       Arizona
      -First Charlotte Corp.                                                                 Tennessee
      -First Deaderick Corp.                                                                 Tennessee
      -Citizens Financial Corporation                                                        Tennessee
      -First American Network, Inc.                                                          Tennessee
      -First City Life Insurance Company                                                     Arizona
      -Tennessee Credit Corporation                                                          Tennessee
      -INVEST Financial Corporation                                                          Delaware

           -Investment Centers of America, Inc.                                              North Dakota
           -Trust Center of America                                                          North Dakota
           -First Dakota, Inc.                                                               North Dakota
           -Farwest Advisory Services, Inc.                                                  North Dakota (2)
           -First Dakota of Montana, Inc.                                                    Montana
           -First Dakota of Texas, Inc.*                                                     Texas
           -First Dakota of New Mexico, Inc.                                                 New Mexico
           -First Dakota of Wyoming, Inc.                                                    Wyoming
           -INVEST Financial Corporation Insurance Agency, Inc. Of Delaware**

                -INVEST Financial Corporation Insurance Agency, Inc. Of Alabama
                -INVEST Financial Corporation Insurance Agency, Inc. Of Connecticut
                -INVEST Financial Corporation Insurance Agency, Inc. Of Georgia
                -INVEST Financial Corporation Insurance Agency, Inc. Of Illinois
                -INVEST Financial Corporation Insurance Agency, Inc. Of Maryland
                -INVEST Financial Corporation Insurance Agency, Inc. Of Massachusetts
                -INVEST Financial Corporation Insurance Agency, Inc. Of Mississippi*
                -INVEST Financial Corporation Insurance Agency, Inc. Of Montana
                -INVEST Financial Corporation Insurance Agency, Inc. Of Nevada
                -INVEST Financial Corporation Insurance Agency, Inc. Of New Mexico
                -INVEST Financial Corporation Insurance Agency, Inc. Of Ohio



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
                -INVEST Financial Corporation Insurance Agency, Inc. Of Oklahoma*
                -INVEST Financial Corporation Insurance Agency, Inc. Of South Carolina
                -INVEST Financial Corporation Insurance Agency, Inc. Of Texas*
                -INVEST Financial Corporation Insurance Agency, Inc. Of Wyoming

-First American National Bank of Kentucky                                                    U.S.A.

-First American Federal Savings Bank                                                         U.S.A.

      -Highland Service Corporation                                                          Virginia
      -Charter Financial Services Corporation                                                Virginia

-First American Enterprises, Inc.                                                            Tennessee


                             NON-PROFIT CORPORATIONS

      NAME                                                                               STATE OR JURISDICTION
                                                                                         OF INCORPORATION
-First American Community Development Corporation                                            Tennessee

-First American Foundation                                                                   Tennessee


(1) Merged with and into INVEST Financial Corporation effective February 1,
1997.

(2) Merged with and into Investment Centers of America, Inc., effective January 31, 1997.

"*" indicates that corporation is held by nominee for the benefit of INVEST Financial Corporation.

"**" indicates that the state of incorporation for the indicated subsidiary of INVEST Financial Corporation Insurance Agency, Inc. of Delaware is contained in its corporate name.






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